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                                                                      Exhibit 12


                          DRINKER BIDDLE & REATH LLP
                               One Logan Square
                            18/th/ and Cherry Streets
                          Philadelphia, PA 19103-6996
                                (215) 988-2700
                              Fax: (215) 988-2757
                                  www.dbr.com




                               September 7, 2000

Firstar Funds, Inc.
Firstar Funds Center
615 East Michigan Street
Milwaukee, WI  53201-3011

     Re: Agreement and Plan of Reorganization By and Between Firstar Funds, Inc. and Firstar Stellar Funds and Agreement and Plan of Reorganization By and Between Firstar Funds, Inc. and Mercantile
                                        ----------------------------------
          Mutual Funds, Inc.
          ----------------------------------------------------------------

Dear Sir or Madam:

          We have been asked to give our opinion on the Federal income tax consequences to shareholders of the transactions contemplated in each above Agreement and Plan of Reorganization. In our opinion, the material Federal income tax consequences to shareholders of such transactions are accurately described in the subsection entitled: a) "THE REORGANIZATION -- Federal Income Tax Considerations" in the Combined Proxy Statement/Prospectus relating to the reorganization of the investment portfolios offered by Firstar Stellar Funds into investment portfolios offered by Firstar Funds, Inc., and b) "THE REORGANIZATION -- Federal Income Tax Considerations" in the Combined Proxy Statement/Prospectus relating to the reorganization of the investment portfolios offered by Mercantile Mutual Funds, Inc. into investment portfolios offered by Firstar Funds, Inc., in each case, as contained in the Registration Statement being filed this day with the Securities and Exchange Commission.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. This does not constitute a consent under section 7 of the Securities Act of 1933, and in so consenting we have not certified any part of the Registration Statement and do not otherwise come within the categories of persons whose consent is required under section 7 or under the rules and regulations of the Securities and Exchange Commission issued thereunder.


                                                 Very truly yours,



                                                 /s/ DRINKER BIDDLE & REATH LLP